SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 15, 2013

OTTER TAIL CORPORATION
 (Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On August 2, 2013, the Board of Directors of Otter Tail Corporation (the “Company”) elected Steven L. Fritze to serve as a member of the Board of Directors.  Mr. Fritze fills the vacancy created by the resignation of Mark W. Olson, which was effective May 14, 2013.  The appointment is effective August 15, 2013. He will serve for the remainder of that term, which expires on the date of the Company’s 2016 Annual Meeting of Shareholders.

Mr. Fritze has not been appointed to any Committees of the Board of Directors at this time.  There are no arrangements or understandings between Mr. Fritze and any other persons pursuant to which Mr. Fritze was selected as a Director.  Mr. Fritze does not have a direct or indirect material interest in any currently proposed transaction to which the Company was or is to be a participant in which the amount involved exceeds $120,000, nor has Mr. Fritze had a direct or indirect material interest in any transactions since the beginning of the Company’s last fiscal year.  Mr. Fritze will be compensated for his service on the Board of Directors as described in the Company’s Proxy Statement for its 2013 Annual Meeting of Shareholders filed with the Securities & Exchange Commission on February 27, 2013.

Mr. Fritze is the former Chief Financial Officer of EcoLab, Inc.  He retired from EcoLab effective December 31, 2012 after a career extending more than 32 years with the company.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: August 15, 2013

	By:	/s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer

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